UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 22, 2011

CHINA FIRE & SECURITY GROUP, INC.
(Exact name of registrant as specified in its charter)

Florida	000-50491	651193022
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

B-2508 TYG Center, C2 Dongsanhuanbeilu, Chaoyang District, Beijing 100027, People's Republic of China
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (86-10) 8441 7400

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

    On September 22, 2011, China Fire & Security Group, Inc., a Florida corporation (the "Company"), held a special meeting of shareholders (the "Special Meeting") to approve the previously disclosed Agreement and Plan of Merger, dated May 20, 2011 (the "Merger Agreement"), by and among the Company, Amber Parent Limited, an exempted company incorporated in the Cayman Islands ("Parent"), and Amber Mergerco, Inc., a Florida corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), providing for the merger of Merger Sub with and into the Company (the "Merger"), with the Company surviving the merger as a wholly-owned subsidiary of Parent.

    Approval of the Merger Agreement required the affirmative vote of (i) shareholders holding at least seventy-five percent (75%) of the outstanding shares of the Company common stock at the close of business on the record date and (ii) unaffiliated shareholders holding more than fifty percent (50%) of the outstanding shares of the Company common stock at the close of business on the record date (other than shares owned by affiliated shareholders, which affiliated shareholders include shareholders who had agreed with Parent and Merger Sub as part of this transaction to contribute to Parent a portion of the shares of the Company's common stock held by them in exchange for certain equity interests in Parent and shareholders who had entered into voting agreements or other support agreements with Parent, Merger Sub or their affiliates).

    According to the report of the inspector of election, the Merger Agreement was approved by the shareholders of the Company. A second proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies was not required and thus no vote was taken on that proposal.

    The Company's independent inspector of election reported the vote of the shareholders as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
All shares of common stock	23,799,490	236,200	16,173	0
Unaffiliated shares of common stock	7,052,412	236,200	16,173	0

Item 8.01. Other Events.

    On September 22, 2011, the Company issued a press release relating to the announcement of the result of the special meeting. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

    Exhibit 99.1.       Press release dated September 22, 2011

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA FIRE & SECURITY GROUP, INC. (Registrant)
September 23, 2011 (Date)	/s/ BRIAN LIN Brian Lin Chief Executive Officer

Exhibit Index
99.1	Press release dated September 22, 2011